EXHIBIT 99.1 TO FORM 8-K

AMENDED AND RESTATED

PROMISSORY NOTE

$236,893.81

August 21, 2013

FOR VALUE RECEIVED, Coupon Express, Inc., a Nevada corporation (the "Maker ") promises to pay to the order of NextLevel VIII, LLC, a Delaware limited liability company (the "Payee"), the principal sum of Two Hundred Thirty Six Thousand Eight Hundred Ninety Three Dollars and Eighty-One Cents ($236,893.81), together with interest accruing from the date hereof at a rate of five (5.00%) percent per annum on the unpaid principal balance, on December 1, 2013 or such later date as shall be designated by the Payee in its sole discretion, which later date, if so designated, shall be no later than June 1, 2014 (the “Maturity Date”).

This Amended and Restated Promissory Note (this “Promissory Note”) amends and restates the following promissory notes issued by the Maker to the Payee: (i) promissory note dated May 22, 2013 in the principal amount of $11,000.00, (ii) promissory note dated May 14, 2013 in the principal amount of $59,303.42, (iii) promissory note dated June 3, 2013 in the principal amount of $50,000.00, and (iv) promissory note dated June 26, 2013 in the principal amount of $15,000.00 (the “Original Notes”).  The principal amount set forth herein includes all accrued interest on the Original Notes through the date hereof. The parties agree that the indebtedness formerly evidenced by the Original Notes, together with an additional principal amount of $100,000.00 advanced by the Payee to the Maker on the date hereof, is now evidenced by this Promissory Note and, accordingly, the Original Notes are hereby cancelled and of no further force or effect as of the date of this Promissory Note.

Interest on this Promissory Note shall be computed on the basis of the actual number of days elapsed over a year of 365 days.  Principal and interest shall be payable in lawful money of the United States of America in immediately available funds to the account designated by the Payee.

In the event that the Maker issues and sells shares of its Equity Securities (as defined below) to investors (the “Investors”) on or before the date of the repayment in full of this Promissory Note, then, at the election of the Payee, the outstanding principal balance of this Promissory Note shall convert in whole or in part into such Equity Securities at a conversion price equal to Eighty Percent (80%) of the per share or unit price paid by the Investors (for sake of clarity the purchase price of the securities purchased shall be reduced by 20 percent, but the exercise or conversion prices of the securities so issued shall not be reduced), and otherwise on the same terms and conditions as given to the Investors.  Any unpaid accrued interest on this Promissory Note shall be converted into Equity Securities on the same terms as the principal of this Note.  “Equity Securities” shall mean the Maker’s common or preferred stock or any securities conferring the right to purchase the Maker’s common or preferred stock or securities convertible into, or exchangeable for (with or without additional consideration), the Maker’s common or preferred stock, except that such defined term shall not include (a) any security granted, issued and/or sold by the Maker to any employee, director or consultant in such capacity;  (b) any security issued upon the conversion or exercise of any option or warrant or other convertible security outstanding as of the date of this Promissory Note; (c) any security issuable under any commitment existing on the date of this Promissory Note; or (d) any common stock issued under any common stock financing program already commenced as of the date hereof.

No modification or waiver of any of the provisions of this Promissory Note shall be effective unless in writing, signed by the Payee, and only to the extent therein set forth, nor shall any such waiver be applicable except in the specific instance for which given.

This Promissory Note may be assigned, transferred, hypothecated, or otherwise conveyed by the Payee to any other person or entity (by contract, operation of law, or otherwise) without the prior written consent of the Maker.  The Payee shall notify the Maker of any transfer and the Maker shall record the transfer upon the Payee's request. This Promissory Note may not be prepaid, in whole or in part, without the consent of the Payee.

All costs of collection, including attorneys’ fees, incurred by the Payee in the enforcement of this Promissory Note, and in the enforcement of any other notes between the Maker and the Payee, shall be paid by the Maker.

The Maker hereby waives presentment, demand, protest, and notice of protest of this Promissory Note.

THE MAKER AND THE PAYEE WAIVE ALL RIGHTS TO TRIAL BY JURY OF ANY CLAIMS OF ANY KIND ARISING UNDER OR RELATING IN ANY WAY TO THIS NOTE. THE MAKER AND THE PAYEE ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND REPRESENT TO EACH OTHER THAT THESE WAIVERS ARE MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH COUNSEL OF THEIR CHOICE. THE MAKER AND THE PAYEE AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION WITHOUT A JURY.

ANY ACTION OR PROCEEDING ARISING HEREUNDER SHALL BE LITIGATED IN THE STATE AND FEDERAL COURTS OF THE COUNTY OF NEW YORK, TO THE JURISDICTION OF WHICH COURT THE PARTIES HEREBY SUBMIT.

THE MAKER WAIVES THE RIGHT TO INTERPOSE ANY COUNTERCLAIMS OR SETOFFS OF ANY KIND IN ANY LITIGATION RELATING TO THIS PROMISSORY NOTE OR ANY LIABILITIES.

THIS PROMISSORY NOTE AND ANY SECURITIES ISSUED OR ISSUABLE UPON CONVERSION THEREOF, ARE RESTRICTED SECURITIES, AS DEFINED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY TRANSFER OF THIS SECURITY OR ANY SECURITIES ISSUED OR ISSUABLE UPON CONVERSION THEREOF MUST EITHER BE REGISTERED UNDER THE ACT OR BE PERMITTED

PURSUANT TO AN EXEMPTION UNDER THE ACT. THE PAYEE, BY ACCEPTANCE HEREOF, ACKNOWLEDGES THAT IT IS ACQUIRING THIS PROMISSORY NOTE FOR INVESTMENT PURPOSES, FOR ITS OWN ACCOUNT, AND NOT WITH A VIEW TOWARDS  FURTHER TRANSFER EXCEPT IN A MANNER CONSISTENT WITH THE ACT. ANY SECURITY ISSUED UPON CONVERSION OF THIS PROMISSORY NOTE SHALL BEAR A RESTRICTIVE LEGEND CONSISTENT WITH THE FOREGOING.

This Promissory Note is to be governed, interpreted and construed by, through and under the internal laws of the State of New York, other than those which would defer to the substantive law of another jurisdiction.

IN WITNESS WHEREOF, the undersigned Maker has caused this Promissory Note to be executed in its name on the day and year first above written.

COUPON EXPRESS, INC.

By: /s/ Glenn J. Gardone

Name: Glenn J. Gardone

Title: Chief Executive Officer

AGREED AND ACCEPTED

as of the date first above written:

NEXTLEVEL VIII, LLC

By:  /s/ Joseph Heller

      Name: Joseph Heller

      Title:  Manager